EXHIBIT 5

January 18, 2001

MDI Entertainment, Inc.
201 Ann Street
Hartford, CT 06103

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

         You have requested our opinion, as counsel for MDI Entertainment, Inc, a Delaware corporation (the "Company"), in connection with the registration statement on Form S-3 (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to an offering by certain selling stockholders named therein (the "Stockholders") from time to time of up to 2,373,621 shares (the "Shares") of common stock, par value $.001 per share, of the Company. Of such Shares being offered hereby, 108,205 shares are issuable upon the exercise of warrants (the "Warrants") and 375,000 shares are issuable upon the conversion of a convertible subordinated debenture, in the principal amount of $750,000, due 2009 (the "Debenture").

         We have examined such records and documents and made such examinations of law as we have deemed relevant in connection with this opinion. We have assumed that there will be no changes in applicable law between the date of this opinion and the date the Shares proposed to be sold by the Stockholders pursuant to the Registration Statement are actually sold. It is our opinion that the Shares have been duly authorized and, when issued and delivered upon exercise of the Warrants or upon conversion of the Debenture in accordance with their respective terms, will be validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                                     Sincerely,

               /s/ Mintz Levin Cohn Ferris Glovsky and Popeo, P.C.
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